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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 3, 1996


                                   SITEL CORPORATION
                (Exact name of registrant as specified in its charter)



    MINNESOTA                     0-26152             47-0684333
(State or jurisdiction of         (Commission File    (I.R.S. Employer
incorporation or organization)    Number)             Identification No.)


                                  13215 BIRCH STREET
                                 OMAHA, NEBRASKA 68164
                                    (402) 498-6810
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     --------------------------------------------



    This 8-K consists of 113 pages.  The Exhibit Index is on page 5.


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ITEM 2.  ACQUISITION OF ASSETS.


    On September 3, 1996, the Company completed the acquisition of 100% of the outstanding capital stock of Mitre plc, an English public limited company ("Mitre"). Mitre is a leader in providing outsourced telephone-based customer service and sales programs on behalf of large corporations in Europe. Mitre is the parent company for a number of teleservicing businesses, including the predecessor company, Merit Direct Limited, which was founded in 1985, and The Decisions Group Limited, Merit Communications NV and The Call Centre Limited. Mitre operates three call centers in the United Kingdom and a fourth call center in Belgium that have the capability to handle calls and respond to electronic mail via the Internet in over 20 languages and dialects. In May, 1996, Mitre opened a fifth call center in Tokyo, Japan. Mitre has approximately 1,430 operational workstations in its five call centers and employs approximately 3,400 people. For the fiscal year ended December 31, 1995, Mitre had revenues of approximately $58.4 million.

    SITEL issued 9,170,553 new shares of Common Stock in exchange for all of Mitre's ordinary shares, which were privately held by members of Mitre's management. The underlying assets of Mitre over which the Company acquired control through the acquisition consisted primarily of cash, accounts receivable, fixed assets, leasehold improvements and contract rights. The Company expects to account for the transaction as a pooling-of-interests.

    The Company expects Mitre to continue the same business activities under the Company's ownership as prior to the acquisition. The Company based the purchase price for Mitre principally upon a multiple of the past and forecasted operating income of Mitre.

    The terms of the acquisition are described in more detail in the Amended and Restated Share Purchase Agreement dated June 6, 1996, a conformed copy of which (including all amendments through the closing) is attached as an exhibit to this Form 8-K. The Company granted the Mitre selling stockholders certain registration rights in connection with the Common Stock they received in the transaction. Such registration rights are described in more detail in the Registration Rights Agreement dated September 3, 1996, a conformed copy of which is attached as an exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial statements of businesses acquired.

         The Company hereby incorporates by reference in this Form 8-K the audited financial statements of Mitre plc as of December 31, 1993, 1994 and 1995 and for the fiscal years then ended contained in pages F-27 through F-49 of the Company's Proxy Statement filed on July 29, 1996.

         It is impracticable for the Company to provide the required unaudited financial statements for Mitre plc at this time. The Company will file the required unaudited financial statements for Mitre plc as an amendment to this Form 8-K as soon as practicable, and no later than 60 days after the due date of this Form 8-K.

    (b)  Pro forma financial information.

         It is impracticable for the Company to provide the required pro forma financial information at this time. The Company will file the required pro forma financial information as an amendment to this Form 8-K as soon as practicable, and no later than 60 days after the due date of this Form 8-K.


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    (c)  Exhibits.

         The exhibits filed as a part of this Form 8-K are:

         Exhibit
           No.
         -------
         2.4(a) Amended and Restated Share Purchase Agreement dated June 6, 1996, regarding acquisition of Mitre plc (conformed copy including all amendments through closing)

         2.4(b) Registration Rights Agreement dated September 3, 1996 between SITEL Corporation and certain stockholders of SITEL (conformed copy)

         2.4(c) Escrow Agreement dated September 3, 1996 between SITEL Corporation, the Mitre selling stockholders, and Firstar Trust Company, as Escrow Agent (conformed copy)

         2.4(d)         Form of Investor Letter (conformed copy)

         2.4(e) Deed of Covenant dated September 3, 1996 between SITEL Corporation and the Mitre selling stockholders (conformed copy)


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  September 18, 1996              SITEL Corporation


                                       By: /s/ Michael P. May
                                          --------------------------------
                                          Michael P. May
                                          President


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                                   SITEL CORPORATION

                                     EXHIBIT INDEX

                                                                Page Number
                                                                In Sequential
                                                                  Numbering
Exhibit                                                            System
  No.                                                           -------------
- -------

2.4(a)   Amended and Restated Share Purchase Agreement dated
         June 6, 1996, regarding acquisition of Mitre plc
         (conformed copy including all amendments through
         closing).                                                       6

2.4(b)   Registration Rights Agreement dated September 3, 1996
         between SITEL Corporation and certain stockholders of
         SITEL (conformed copy).                                        64

2.4(c)   Escrow Agreement dated September 3, 1996 between SITEL
         Corporation, the Mitre selling stockholders, and
         Firstar Trust Company, as Escrow Agent (conformed
         copy).                                                         82

2.4(d)   Form of Investor Letter (conformed copy).                      95

2.4(e)   Deed of Covenant dated September 3, 1996 between SITEL
         Corporation and the Mitre selling stockholders
         (conformed copy).                                              99


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